UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2014

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On November 24, 2014, HomeTrust Bancshares, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting").  The voting results of the Annual Meeting are as follows:

Proposal 1:    Election of three directors, each for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

William T. Flynt	10,734,409	2,488,722	5,015,155
Craig C. Koontz	11,117,126	2,106,055	5,015,155
F.K. McFarland, III	11,116,826	2,106,305	5,015,155

The Company’s directors are elected by a plurality of the votes cast.  Accordingly, each of the nominees named above was elected.

Proposal 2:	Ratification of the Appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,314,844	1,524,682	398,760	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: November 25, 2014	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer and Treasurer